Exhibit 99.1

ALTERNATIVE SOLUTIONS L.L.C.

(A Nevada Corporation)

CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2017 and 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Alternative Solutions, LLC.

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial condition of Alternative Solutions, LLC (the Company) as of December 31, 2017 and 2016, and the related consolidated statements of operations, changes in partner’s capital, and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continues as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2017.

Houston, TX

May 25, 2018

ALTERNATIVE SOLUTIONS L.L.C.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31,	December 31,
	2017	2016
ASSETS

Current assets:
Cash	$332,060	$919,879
Accounts receivable	47,529	-
Inventory	307,881	73,785
Prepaid expenses	197,409	49,627
Total current assets	884,879	1,043,291

Other assets	198,500	407,500
Property and equipment, net	992,091	883,989

Total assets	$2,075,470	$2,334,780

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
Accounts payable	$395,202	$41,564
Accrued expenses	550,030	381,326
Deferred rent obligation	134,041	85,177
Convertible notes payable	200,000	625,000
Short term loans, related parties	57,557	57,557
Total current liabilities	1,336,830	1,190,624

Total liabilities	1,336,830	1,190,624

Partners capital:
Class A partner, 2,644,653 Units	(1,309,293)	(263,756)
Class B partner, 101,851 Units	775,128	431,594
Class C partner, 301,415 Units	1,022,805	976,318
Unallocated contribution	250,000	-
Total partners' capital	738,640	1,144,156

Total liabilities and partners' capital	$2,075,470	$2,334,780

The accompanying notes are an integral part of these financial statements.

ALTERNATIVE SOLUTIONS L.L.C.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years
	Ended December 31,
	2017	2016

Revenue	$4,546,210	$1,263,262
Cost of goods sold	2,878,110	1,085,115
Gross Profit	1,668,100	178,147

Operating expenses:
General and administrative	2,666,602	1,419,948
Professional fees	134,336	93,285
Guaranteed payments to members	110,000	89,250
Depreciation and amortization	155,474	125,770
Total operating expenses	3,066,412	1,728,253

Net operating loss	(1,398,312)	(1,550,106)

Other income (expense):
Interest expense	(94,204)	(147,000)
Loss on early extinguishment of loan receivable, related party	-	(375,630)
Total other income (expense)	(94,204)	(522,630)

Net loss	$(1,492,516)	$(2,072,736)

The accompanying notes are an integral part of these financial statements.

ALTERNATIVE SOLUTIONS L.L.C.

CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS' CAPITAL

For the years ended December 31, 2017 and 2016

	Unallocated	Class A	Class B	Class C
	Advance	Partners	Partners	Partners	Total

Partners' capital at December 31, 2015	$-	$(76,615)	$-	$-	$(76,615)

Capital contributions, 13,590 Class A LLC Units	-	63,303	-	-	63,303

Debt exchanged, 1,457 Class A LLC Units	-	1,615,204	-	-	1,615,204

Debt converted, 86,777 Class B LLC Units	-	-	500,000	-	500,000

Subscriptions, 206,484 Class C LLC Units	-	-	-	1,115,000	1,115,000

Net loss for the year ended December 31, 2016	-	(1,865,648)	(68,406)	(138,682)	(2,072,736)

Partners' capital at December 31, 2016	$-	$(263,756)	$431,594	$976,318	$1,144,156

Capital contributions, -0- Class A LLC Units	250,000	250,000	-	-	500,000

Debt converted, 64,931 Class B LLC Units	-	-	425,000	-	425,000

Subscriptions, 30,000 Class C LLC Units	-	-	-	162,000	162,000

Net loss for the year ended December 31, 2017	-	(1,295,537)	(81,466)	(115,513)	(1,492,516)

Partners' capital at December 31, 2017	$250,000	$(1,309,293)	$775,128	$1,022,805	$738,640

The accompanying notes are an integral part of these financial statements.

ALTERNATIVE SOLUTIONS L.L.C.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years
	Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,492,516)	$(2,072,736)
Adjustments to reconcile net loss
to net cash used in operating activities:
Depreciation and amortization	155,474	125,770
Loss on early extinguishment of loan receivable, related party	-	375,630
Decrease (increase) in assets:
Accounts receivable	(47,529)	-
Notes receivable	(40,000)	239,176
Inventory	(234,096)	25,947
Prepaid expenses	(147,782)	13,404
Other assets	249,000	(48,000)
Increase (decrease) in liabilities:
Accounts payable	353,638	(37,873)
Accrued expenses	168,704	321,158
Deferred rent obligations	48,864	79,613
Net cash used in operating activities	(986,243)	(977,911)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(263,576)	(118,167)
Net cash used in investing activities	(263,576)	(118,167)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash contributions from partners	662,000	1,178,303
Proceeds from convertible notes payable, related party	-	100,000
Proceeds received from short term loans, related party	-	901,125
Repayments on short term loans, related party	-	(239,200)
Net cash provided by financing activities	662,000	1,940,228

NET CHANGE IN CASH	(587,819)	844,150
CASH AT BEGINNING OF PERIOD	919,879	75,729

CASH AT END OF PERIOD	$332,060	$919,879

SUPPLEMENTAL INFORMATION:
Interest paid	$100,987	$156,473
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Convertible debt converted to capital	$425,000	$500,000
Related party debt exchanged for capital	$-	$1,615,204

The accompanying notes are an integral part of these financial statements.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Consolidated Financial Statements

Note 1 – Basis of Presentation and Significant Accounting Policies

Business

Alternative Solutions L.L.C. (“Alternative Solutions”) is a partnership that was formed under the laws of the State of Nevada on April 14, 2014. Alternative Solutions oversees various wholly-owned subsidiaries involved in the cannabis market in, and around, Las Vegas Nevada. Including, Serenity Wellness Center LLC (“SWC”), doing business as Oasis Cannabis (“Oasis”), an adult-use retail and medical cannabis dispensary, Community Oasis LLC, a licensed art gallery and multipurpose community facility adjacent to Oasis Cannabis, Serenity Wellness Products LLC (“SWP”), a cannabis production company, and Serenity Wellness Growers LLC (“SWG”), a cannabis cultivation company. All wholly-owned subsidiaries are in the form of Nevada domestic limited liability companies.

Basis of Presentation

Our consolidated financial statements are prepared using the accrual method of accounting as generally accepted in the United States of America (U.S. GAAP) and the rules of the Securities and Exchange Commission (SEC).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the following entities, all of which are under common control and ownership:

	State of		Abbreviated
Name of Entity (1)	Incorporation	Relationship	Reference
Alternative Solutions L.L.C. (2)	Nevada	Parent	Alternative Solutions
Serenity Wellness Center LLC	Nevada	Subsidiary	SWC
DBA/ Oasis Cannabis	Nevada	DBA	Oasis
Serenity Wellness Products LLC	Nevada	Subsidiary	SWP
DBA/ City Trees	Nevada	DBA	City Trees
Serenity Wellness Growers LLC	Nevada	Subsidiary	SWG
DBA/ City Trees	Nevada	Subsidiary	City Trees

(1)Each entity is in the form of a domestic limited liability company.

(2)Alternative Solutions L.L.C. is the parent company of each wholly-owned subsidiary.

The consolidated financial statements herein contain the operations of the wholly-owned subsidiaries listed above. All significant inter-company transactions have been eliminated in the preparation of these financial statements. The parent company, Alternative Solutions, and subsidiaries noted above, will be collectively referred to herein as the “Company”, “Alternative Solutions” or “Oasis”. The Company's headquarters are located in Las Vegas, Nevada and substantially all of its current customers are within the United States, more specifically, Las Vegas, Nevada.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Segment Reporting

Under FASB ASC 280-10-50, the Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Consolidated Financial Statements

Note 1 – Basis of Presentation and Significant Accounting Policies (Continued)

Cash and Cash Equivalents

The Company maintains cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Allowance for Doubtful Accounts

We generate the majority of our revenues and corresponding accounts receivable from the sale cannabis, and cannabis related products. We evaluate the collectability of our accounts receivable considering a combination of factors. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations to us, we record a specific reserve for bad debts against amounts due in order to reduce the net recognized receivable to the amount we reasonably believe will be collected. For all other customers, we recognize reserves for bad debts based on past write-off experience and the length of time the receivables are past due. We had no debts expense during the years ended December 31, 2017 and 2016, respectively.

Inventory

Inventories are stated at the lower of cost or market. Cost is determined on a standard cost basis that approximates the first-in, first-out (FIFO) method. Market is determined based on net realizable value. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. Our cannabis products consist of prepackaged purchased goods ready for resale, and cannabis flower grown in-house under our cultivation license, along with produced edibles and extracts developed under our production license.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Deferred Rent Obligation

The Company has entered into operating lease agreements for its dispensary/corporate office and grow facility which contain provisions for future rent increases. In accordance with generally accepted accounting principles, the Company records monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease terms. The difference between rent expense recorded and the amount paid is credited or charged to “Deferred rent obligation,” which is reflected as a separate line item in the accompanying Balance Sheets.

Revenue Recognition

Sales on fixed price contracts are recorded when services are earned, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales in which payment has been received, but the earnings process has not occurred. Amounts billed in advance of the period in which service is rendered are recorded as a liability under “Deferred revenues”.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Consolidated Financial Statements

Note 1 – Basis of Presentation and Significant Accounting Policies (Continued)

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred with the exception of the amortization of the cost of two major video productions. A music video and reality/lifestyle video were both produced in 2017. The remaining amount that hasn’t been expensed is listed on the schedule in Note 5. Total recognized advertising and promotion expenses were $351,841 and $180,227 for the years ended December 31, 2017 and 2016, respectively.

Stock-Based Compensation

Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company had no stock based compensation expense for the years ended December 31, 2017 and 2016, respectively.

Recent Accounting Pronouncements

Effective January 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured. There was no impact on the Company’s financial statements as a result of adopting Topic 606 for the years ended December 31, 2018 and 2017.

In May 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2017-09, Compensation — Stock Compensation (Topic 718): Scope of Modification Accounting. ASU 2017-09, which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. Per ASU 2017-9, an entity should account for the effects of a modification unless all the following are met: (1) the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification, (2) the vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified, and (3) the classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. The current disclosure requirements in Topic 718 apply regardless of whether an entity is required to apply modification accounting under the amendments in ASU 2017-9. ASU 2017-9 is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for (1) public business entities for reporting periods for which financial statements have not yet been issued and (2) all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this ASU should be applied prospectively to an award modified on or after the adoption date. The adoption of ASU 2017-9 is not expected to have a material impact on the Company’s financial statements or related disclosures.

No other new accounting pronouncements, issued or effective during the years ended December 31, 2017 and 2016, have had or are expected to have a significant impact on the Company’s financial statements.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Consolidated Financial Statements

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has insufficient cash on hand, a working capital deficit of $451,951 and incurred net losses from operations resulting in an accumulated deficit of $4,765,331 that has been distributed to the partners’ capital accounts, and used $986,243 of cash from operations during the year ended December 31, 2017. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful; therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has certain financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Consolidated Financial Statements

Note 3 – Fair Value of Financial Instruments (Continued)

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of December 31, 2017 and 2016, respectively:

	Fair Value Measurements at December 31, 2017
	Level 1	Level 2	Level 3
Assets
Cash	$332,060	$-	$-
Total assets	332,060	-	-
Liabilities
Convertible note payable, related parties	-	200,000	-
Notes payable, related parties	-	57,557	-
Total liabilities	-	257,557	-
	$332,060	$(257,557)	$-

	Fair Value Measurements at December 31, 2016
	Level 1	Level 2	Level 3
Assets
Cash	$919,879	$-	$-
Total assets	919,879	-	-
Liabilities
Convertible note payable, related parties	-	625,000	-
Notes payable, related parties	-	57,557	-
Total liabilities	-	682,557	-
	$919,879	$(682,557)	$-

The fair values of our related party debts are deemed to approximate book value, and are considered Level 2 inputs as defined by ASC Topic 820-10-35.

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the years ended December 31, 2017 and 2016.

Note 4 – Accounts Receivable

Accounts receivable was $47,529 and $-0- at December 31, 2017 and 2016, respectively. No allowance for doubtful accounts was necessary during the years ended December 31, 2017 and 2016, respectively.

Note 5 – Inventory

Inventories, consisting of material, overhead, labor, and manufacturing overhead, are stated at the lower of cost (first-in, first-out) or market and consist of the following:

	December 31,	December 31,
	2017	2016
Raw materials	$41,375	$-
Finished goods	266,506	73,785
	$307,881	$73,785

Raw materials consist of cannabis plants and the materials that are used in our production process prior to being tested and packaged for consumption. Finished goods consist of pre-packaged materials previously purchased from other licensed cultivators and our manufactured edibles and extracts.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Consolidated Financial Statements

Note 6 – Prepaid Expenses

Prepaid expenses included the following as of December 31, 2017 and 2016, respectively:

	December 31,	December 31,
	2017	2016
Prepaid insurance	$11,119	$-
Prepaid advertising	113,017	-
Prepaid license fees	61,961	43,683
Prepaid general and administrative expenses	11,312	5,944
	$197,409	$49,627

Note 7 – Other Assets

Other assets included the following as of December 31, 2017 and 2016, respectively:

	December 31,	December 31,
	2017	2016
Advance to ATM Provider	$40,000	$-
State and City Bonds	-	250,000
Security deposits	158,500	157,500
	$198,500	$407,500

Note 8 – Property and Equipment

Property and equipment consist of the following at December 31, 2017 and 2016, respectively:

	December 31,	December 31,
	2017	2016
Office equipment	$191,424	$136,696
Furniture and fixtures	18,991	16,385
Website development costs	2,324	2,324
Leasehold improvements	1,063,281	857,039
Total	1,276,020	1,012,444
Less accumulated depreciation	(283,929)	(128,455)
Property and equipment, net	$992,091	$883,989

Depreciation and amortization expense totaled $155,474 and $125,770 for the years ended December 31, 2017 and 2016, respectively.

Note 9 – Accrued Expenses

Accrued expenses included the following as of December 31, 2017 and 2016, respectively:

	December 31,	December 31,
	2017	2016
Accrued state and city taxes	$173,456	$62,881
Accrued payroll and payroll taxes	84,919	20,007
Accrued interest	16,655	23,438
Accrued consulting fees	275,000	275,000
	$550,030	$381,326

Accrued consulting fees consist of an estimated fee that we may be required to pay to settle a disputed contract. This settlement, when and if, it occurs may very well not be settled within the next twelve months, despite being currently recognized as a current liability.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Consolidated Financial Statements

Note 10 – Convertible Notes Payable

Convertible notes payable consist of the following at December 31, 2017 and 2016, respectively:

December 31,	December 31,
2017	2016

On January 6, 2016, we entered into a Subscription Agreement with Jeffrey Sloane (“First Sloane Note”) for $100,000, consisting of an unsecured promissory note convertible into Class B LLC Units at the option of the Subscriber only between January 1, 2019 and February 28, 2019, subject to the execution of the Company’s operating agreement and pursuant to the State and local jurisdictions’ authorization. The Note bears interest at 15%, due and payable on November 30, 2023, and the principal is convertible into Class B LLC Units of the Company at a price based upon a total Company valuation of twenty million dollars ($20,000,000). Interest is to be paid quarterly, in arrears.

$100,000	$100,000

On December 18, 2015, we entered into a Subscription Agreement with Archie Perry (“Second Perry Note”) for $100,000, consisting of an unsecured promissory note convertible into Class B LLC Units at the option of the Subscriber only between January 1, 2019 and February 28, 2019, subject to the execution of the Company’s operating agreement and pursuant to the State and local jurisdictions’ authorization. The Note bears interest at 15%, due and payable on November 30, 2023, and the principal is convertible into Class B LLC Units of the Company at a price based upon a total Company valuation of twenty million dollars ($20,000,000). Interest is to be paid quarterly, in arrears.

-	-

On November 30, 2015, we entered into a Subscription Agreement with Jeffrey Hellman (“Second Hellman Note”) for $100,000, consisting of an unsecured promissory note convertible into Class B LLC Units at the option of the Subscriber only between January 1, 2019 and February 28, 2019, subject to the execution of the Company’s operating agreement and pursuant to the State and local jurisdictions’ authorization. The Note bears interest at 15%, due and payable on November 30, 2023, and the principal is convertible into Class B LLC Units of the Company at a price based upon a total Company valuation of twenty million dollars ($20,000,000). Interest is to be paid quarterly, in arrears.

-	100,000

On September 10, 2015, we entered into a Subscription Agreement with Archie Perry (“First Perry Note”) for $300,000, consisting of an unsecured promissory note convertible into Class B LLC Units at the option of the Subscriber only between January 1, 2019 and February 28, 2019, subject to the execution of the Company’s operating agreement and pursuant to the State and local jurisdictions’ authorization. The Note bears interest at 15%, due and payable on November 30, 2023, and the principal is convertible into Class B LLC Units of the Company at a price based upon a total Company valuation of twenty million dollars ($20,000,000). Interest is to be paid quarterly, in arrears.

-	-

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Consolidated Financial Statements

Note 10 – Convertible Notes Payable (Continued)

	December 31,	December 31,
	2017	2016

On June 29, 2015, we entered into a Subscription Agreement with MYJ Holdings, LLC (“First MYJ Note”) for $100,000, consisting of an unsecured promissory note convertible into Class B LLC Units at the option of the Subscriber only between January 1, 2019 and February 28, 2019, subject to the execution of the Company’s operating agreement and pursuant to the State and local jurisdictions’ authorization. The Note bears interest at 15%, due and payable on November 30, 2023, and the principal is convertible into Class B LLC Units of the Company at a price based upon a total Company valuation of twenty million dollars ($20,000,000). Interest is to be paid quarterly, in arrears.

	-	-

On June 23, 2015, we entered into a Subscription Agreement with Jeffrey Hellman (“First Hellman Note”) for $125,000, consisting of an unsecured promissory note convertible into Class B LLC Units at the option of the Subscriber only between January 1, 2019 and February 28, 2019, subject to the execution of the Company’s operating agreement and pursuant to the State and local jurisdictions’ authorization. The Note bears interest at 15%, due and payable on November 30, 2023, and the principal is convertible into Class B LLC Units of the Company at a price based upon a total Company valuation of twenty million dollars ($20,000,000). Interest is to be paid quarterly, in arrears.

	-	125,000

On June 10, 2015, we entered into a Subscription Agreement with the Nevins Family Trust (“First Nevins Note”) for $200,000, consisting of an unsecured promissory note convertible into Class B LLC Units at the option of the Subscriber only between January 1, 2019 and February 28, 2019, subject to the execution of the Company’s operating agreement and pursuant to the State and local jurisdictions’ authorization. The Note bears interest at 15%, due and payable on November 30, 2023, and the principal is convertible into Class B LLC Units of the Company at a price based upon a total Company valuation of twenty million dollars ($20,000,000). Interest is to be paid quarterly, in arrears.

	-	200,000

On June 5, 2015, we entered into a Subscription Agreement with Sandra (Smith) Johnson (“First Johnson Note”) for $100,000, consisting of an unsecured promissory note convertible into Class B LLC Units at the option of the Subscriber only between January 1, 2019 and February 28, 2019, subject to the execution of the Company’s operating agreement and pursuant to the State and local jurisdictions’ authorization. The Note bears interest at 15%, due and payable on November 30, 2023, and the principal is convertible into Class B LLC Units of the Company at a price based upon a total Company valuation of twenty million dollars ($20,000,000). Interest is to be paid quarterly, in arrears.

	100,000	100,000

Convertible notes payable	$200,000	$625,000

The notes have been presented as current liabilities as they are expected to be converted or repaid within the next twelve months pursuant to the pending acquisition by CLS Holdings USA, Inc. The Company recorded interest expense pursuant to the stated interest rates on the convertible notes in the amount of $87,110 and $140,024 for the years ended December 31, 2017 and 2016, respectively.

 ALTERNATIVE SOLUTIONS L.L.C.

Notes to Consolidated Financial Statements

Note 11 – Short Term Loans, Related Parties

Notes payable, related parties consist of the following at December 31, 2017 and 2016, respectively:

	December 31,	December 31,
	2017	2016

On various dates, the Company received non-interest bearing, unsecured loan advances, due on demand from Todd Swanson, one of the Company’s partners. Aggregate proceeds of $573,270 and $950,000 were contributed to capital on August 31, 2016 and January 1, 2016, respectively.	$10,000	$10,000

On various dates, the Company received non-interest bearing, unsecured loan advances, due on demand from Deb Freeman, one of the Company’s partners. Aggregate proceeds of $31,098 and $60,836 were contributed to capital on August 31, 2016 and January 1, 2016, respectively.	47,557	47,557

Short term loans, related parties	$57,557	$57,557

Note 12 – Changes in Partners’ Capital

Alternative Solutions is a Limited Liability Company organized under the partnership laws of the State of Nevada on April 14, 2014. The original operating agreement authorized to issue up to 5,000 Common Units. A total of 1,000 Units were awarded to four original members, with one (1) additional unit awarded for each one thousand dollars ($1,000) of capital contributed thereafter. Debra Freeman served as the initial Managing Member, and Todd Swanson, Ben Sillitoe and Gary Schnitzer were subsequently added, by amendment, as Managing Members, with Todd Swanson designated as the Principal Manager. The operating agreement, as most recently amended on August 31, 2016, authorizes the issuance of up to 5,000,000 Common Units, which can be divided into multiple types, classes or series. The current capital structure carries three membership classes, as follows:

-	Class A LLC Units: Carries voting rights equal to the percentage of LLC Interest held by such Member.
-

Class B LLC Units: May be added by a Super Majority vote of Class A Members (Members holding 66 2/3% or more). Class B Members carry no voting rights and are not subject to dilution prior to March 1, 2019.

-	Class C LLC Units: May be added by a Super Majority vote of Class A Members, and carry no voting rights.

Unallocated Advance (2017)

On December 4, 2017, the Company received a non-refundable contribution of $250,000 pursuant to the Membership Interest Purchase Agreement with CLS Holdings USA, Inc. The ownership contribution will be allocated at the scheduled closing in 2018.

Class A LLC Units Contributed (2017)

During the year ended December 31, 2017, Class A Members contributed a total of $250,000 in cash. The Class A Members agreed not to add new Units to their ownership percentage so as to not dilute minority interests.

Class A LLC Units Contributed (2016)

During the year ended December 31, 2016, Class A Members contributed a total of $63,303 in cash, representing 13,590 Units.

Class A LLC Units Contributed via Debt Exchange (2016)

During the year ended December 31, 2016, two Class A Members exchanged an aggregate $1,615,204 of outstanding debt for a total of 1,457 Class A LLC Units.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Consolidated Financial Statements

Note 12 – Changes in Partners’ Capital (Continued)

Class B LLC Units Contributed via Debt Conversion (2017)

On November 22, 2017, a Convertible Noteholder converted $200,000 of outstanding debt for 30,556 Class B LLC Units, based on a total Company valuation of $20,000,000, as approved by a super majority of voting members. The debt conversion resulted in a gain of $34,998 over the $165,002 fair value of the units converted. The related party gain was recognized back against equity and had no effect on the Company’s Statements of Operations. The Class B LLC Units are not subject to dilution prior to March 1, 2019.

On November 22, 2017, another Convertible Noteholder converted $225,000 of outstanding debt for 34,375 Class B LLC Units, based on a total Company valuation of $20,000,000, as approved by a super majority of voting members. The debt conversion resulted in a gain of $39,375 over the $185,625 fair value of the units converted. The related party gain was recognized back against equity and had no effect on the Company’s Statements of Operations. The Class B LLC Units are not subject to dilution prior to March 1, 2019.

Class B LLC Units Contributed via Debt Conversion (2016)

On August 15, 2016, a Convertible Noteholder converted $400,000 of outstanding debt for 69,422 Class B LLC Units, based on a total Company valuation of $15,000,000, as approved by a super majority of voting members. The debt conversion resulted in a gain of $25,121 over the $374,879 fair value of the units converted. The related party gain was recognized back against equity and had no effect on the Company’s Statements of Operations. The Class B LLC Units are not subject to dilution prior to March 1, 2019.

On August 15, 2016, another Convertible Noteholder converted $100,000 of outstanding debt for 17,355 Class B LLC Units, based on a total Company valuation of $15,000,000, as approved by a super majority of voting members. The debt conversion resulted in a gain of $6,283 over the $93,717 fair value of the units converted. The related party gain was recognized back against equity and had no effect on the Company’s Statements of Operations. The Class B LLC Units are not subject to dilution prior to March 1, 2019.

Class C LLC Units Contributed (2017)

On March 16, 2017, a new Class C Member contributed $162,000 in cash, representing 30,000 Units.

Class C LLC Units Contributed (2016)

During the year ended December 31, 2016, a total of seven new partners contributed an aggregate $1,115,000 of capital for an aggregate 206,484 Class C LLC Units.

Note 13 – Loss on Early Extinguishment of Loan Receivable, Related Party

On various dates between August 1, 2014 and August 25, 2016, the Company paid an aggregate total of $525,630 on the acquisition of property on behalf of SWC Real Estate, LLC, an entity under the control of Todd Swanson, the Company’s managing member. On August 25, 2016, the Company and Mr. Swanson agreed to modify the loan to the estimated present value of the property, resulting in a loss of $375,630 recognized during the year ended December 31, 2016, as presented in other expense within the Statements of Operations. Commensurate with the modification of the loan receivable, Mr. Swanson repaid the balance of $150,000.

Note 14 – Income Taxes

The Company is a partnership for tax purposes and all taxable gains and losses are passed through to the individual partners, therefore there is no tax asset or liability to be presented by the Company.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Consolidated Financial Statements

Note 15 – Future Minimum Lease Payments

Effective January 1, 2015, we leased our office/dispensary space in Las Vegas, Nevada under a 5-year operating lease expiring December 31, 2019, and is renewable for an additional five years upon expiration. The lease provides for increases in future minimum annual rental payments based on defined annual increases beginning with monthly payments of $7,500 and culminating in a monthly payment of $8,441 in 2019. The total amount of rental payments due over the lease term is being charged to rent expense according to the straight-line method over the term of the lease. The difference between rent expense recorded and the amount paid was credited or charged to “Deferred rent obligation,” in the accompanying Balance Sheets. The deferred rent obligation attributable to this lease was $8,512 and $8,429 at December 31, 2017 and 2016, respectively.

Effective January 11, 2016, SWG leased a commercial building for its cannabis production and cultivation business in North Las Vegas. The 5-year operating lease expires on February 28, 2021, and is renewable for another 5 year term. The lease provides for increases in future minimum annual rental payments based on defined annual increases beginning with monthly payments of $22,000 and culminating in a monthly payment of $29,000 in 2021. The total amount of rental payments due over the lease term is being charged to rent expense according to the straight-line method over the term of the lease. The difference between rent expense recorded and the amount paid will be credited or charged to “Deferred rent obligation,” in the Balance Sheets. The deferred rent obligation attributable to this lease was $125,529 and $76,748 at December 31, 2017 and 2016, respectively.

Future minimum lease payments required under operating leases according to our fiscal year-end are as follows:

Year Ending
December 31,	Amount
2018	$356,345
2019	401,296
2020	348,000
2021	58,000
Thereafter	-
$1,163,641

Rent expense was $389,520 and $329,218 for the years ended December 31, 2017 and 2016, respectively.

Note 16 – Subsequent Events

During the first quarter of 2018, the Company received $1,800,000 pursuant to the Membership Interest Purchase Agreement with CLS Holdings USA, Inc., in consideration for ten percent (10%) of the ownership interests in Alternative Solutions and its subsidiaries. The ownership change has been submitted to the State of Nevada for approval and the parties are awaiting approval pursuant to the terms of the sale.

On May 23, 2018, the Class A Members voted to use $100,000 of the $1,800,000 deposit for working capital to support ongoing operations and to finance growth in wholesale inventory.